UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 21, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)

_________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
Item 9.01.	Financial Statements and Exhibits
Signatures
Exhibit Index

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

At a meeting of the Board of Directors (the “Board”) of Atlas Air Worldwide Holdings, Inc. (the “Company”) on June 21, 2005, the Board adopted a revised and restated Code of Ethics Applicable to the Chief Executive Officer and Senior Financial Officers, to include the Board in such Code (as revised and restated, the “Code”). The Code has accordingly been renamed “Code of Ethics Applicable to the Chief Executive Officer, Senior Financial Officers and Members of the Board of Directors”. The Code now applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller (or persons performing similar functions), as well as the Board.

The Code was not adopted for the purposes of effecting any waiver of the Code of Ethics as in effect prior to June 21, 2005. A copy of such revised and restated Code is attached as Exhibit 14.1 to this Current Report on Form 8-K.

In addition to adding members of the Board as “covered parties” under the Code, the following amendments were made to the Code:

  Any violations of the Code by a Covered Person (defined as the Company’s Chief Executive Officer, Chief Financial Officer and Controller (or persons performing similar functions), as well as the Board) or personally known by a Covered Person to have been committed by another Covered Person will be disclosed to the Chairman of the Audit and Governance Committee and the Chair of the Disclosure Committee.

  The Chair of the Company’s Disclosure Committee will be immediately notified of any amendment or waiver of the Code.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

14.1	Atlas Air Worldwide Holdings, Inc. Code of Ethics applicable to the Chief
Executive Officer, Senior Financial Officers and Members of the Board of
Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: June 23, 2005	By:	/s/ Michael W. Borkowski

Name: Michael W. Borkowski
Title: Secretary and Senior
Attorney

EXHIBIT INDEX

14.1	Atlas Air Worldwide Holdings, Inc. Code of Ethics Applicable to the Chief
Executive Officer, Senior Financial Officers and Members of the Board of Directors